Exhibit 99.1

 KKR & Co. Inc. Reports First Quarter 2021 Financial Results   May 4, 2021

 KKR Reports First Quarter 2021 Financial Results  New York, May 4, 2021 – KKR & Co. Inc. (NYSE: KKR) today reported its first quarter 2021 results.   Conference CallA conference call to discuss KKR's financial results will be held on Tuesday, May 4, 2021 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends.About KKRKKR is a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.    “We’ve had an excellent start to the year. In addition to strong investment performance and continued Book Value growth, we closed on the acquisition of Global Atlantic and finished the quarter with $367 billion of Assets Under Management. The firm continues to be well positioned for growth in the years ahead.”   Henry R. Kravis and George R. RobertsCo-Chairmen and Co-Chief Executive Officers of KKR

 KKR Reports First Quarter 2021 Financial Results  Legal DisclosuresThis presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc.The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance.This presentation includes certain non-GAAP financial measures. These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP and may have important limitations as analytical tools, because they may exclude items that may be significant in understanding and analyzing our financial results. In addition, these measures are defined or calculated differently by different companies in our industry and, accordingly, investors should use caution when considering the measures used in this presentation compared to similarly titled measures of other companies. Please see the Appendix for additional important information about the non-GAAP measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures.Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 19, 2021 and its other filings with the SEC, which are available at www.sec.gov.Contact Information  Investor RelationsCraig LarsonPhone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410investor-relations@kkr.com  MediaKristi HullerPhone: +1 (212) 750-8300media@kkr.com

 KKR & Co. Inc. First Quarter Earnings

 KKR’s First Quarter 2021 GAAP Results (Unaudited)  GAAP Net Income Attributable to KKR & Co. Inc. Common Stockholders was $1.6 billion for the quarter. GAAP Stockholders’ Equity Per Outstanding Share of Common Stock was $22.62 at quarter end   Note: All figures in this presentation are as of March 31, 2021, unless otherwise specifically indicated. 1Q’21 results only include the results of Global Atlantic for the two months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding.

KKR's First Quarter 2021 Highlights

Financial Measures

- **Fee Related Earnings ("FRE")** of $364 million ($0.41/adj. share) in the quarter, up 41% year-over-year
  - FRE was $1.4 billion for the LTM ($1.60/adj. share), up 28% year-over-year
- **After-tax Distributable Earnings ("DE")** of $660 million ($0.75/adj. share) in the quarter, up 63% year-over-year
  - DE was $2.0 billion for the LTM ($2.34/adj. share), up 23% year-over-year
- **Book Value Per Adjusted Share ("BVPS")** of $25.84 at quarter end

Capital Metrics

- **Assets Under Management ("AUM")** of $367 billion, up 77% year-over-year
- **Fee Paying Assets Under Management ("FPAUM")** of $288 billion, up 81% year-over-year
- **Uncalled Commitments** of $69 billion, up 19% year-over-year
- **New Capital Raised** of $15 billion in the quarter and $51 billion for the LTM
  - New capital raised for the LTM was $149 billion, including the acquisition of Global Atlantic
- **Capital Invested** of $7 billion in the quarter and $31 billion for the LTM

Corporate

- **Regular dividend** of $0.145 per share of common stock was declared for the quarter
- **Global Atlantic Financial Group** acquisition closed on February 1, 2021

Note: LTM refers to last twelve months. See the Appendix for GAAP reconciliations and other important information.

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 KKR’s First Quarter 2021 Segment Earnings  Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

 Management Fees and Fee Related Earnings  Fee Related Earnings Per Adjusted Share  FRE per adjusted share FRE margin    Increased by 20% to $1.5 billion over the LTM periodThe Asia platform has continued to scale with Asia IV, Asia Real Estate and Asia Infrastructure all entering their investment periods during the LTM period   Management Fees  ($ in millions)  Grew 25% over the LTM comparable period while margins increased from 58% to 61%Management fee growth was the primary driver of the increase in FRE per adjusted share

 Assets Under Management  AUM increased to $367 billion, up 77% year-over-year, with $15 billion of organic new capital raised in the quarter and $51 billion for the LTM period. The acquisition of Global Atlantic contributed $98 billion in 1Q’21Fee Paying AUM of $288 billion was up 81% year-over-year, with $12 billion of new capital raised in the quarter and $47 billion for the LTM periodPerpetual Capital reached $121 billion, up 6x year-over-year driven primarily by the acquisition of Global Atlantic. Perpetual capital represents 33% of AUM  AUM  Fee Paying AUM  Perpetual Capital  ($ in billions)  ($ in billions)  ($ in billions)  Note: Perpetual capital is defined as capital of indefinite duration, which may be withdrawn under certain conditions. See Appendix for endnotes about its definition and additional important information.

 Additional Capital Detail  Uncalled Commitments  ($ in billions)  Dry Powder: Uncalled commitments of $69 billion are diversified across the firm’s strategies and are up 19% year-over-yearAUM Not Yet Paying Fees: At quarter end, there was $20 billion of committed capital with a weighted average management fee rate of over 100bps that becomes payable when the capital is invested or enters its investment periodCarry Eligible AUM: Of the $180 billion of carried interest eligible AUM, $144 billion or 80% is above cost and accruing carryPerformance Fee Eligible AUM: $228 billion, up 37% since 1Q’20  Note: See Appendix for endnotes for additional information.

Fund Investment Performance

- Strong unrealized appreciation across strategies led to a 45% increase in gross unrealized carried interest to $6.8 billion quarter-over-quarter

	Gross Return QTD	Gross Return LTM
Private Equity		
Private Equity Portfolio	19%	56%
Private Equity Flagship Funds[(1)]	28%	79%
Real Assets		
Opportunistic Real Estate Portfolio	6%	13%
Infrastructure Portfolio	11%	18%
Credit		
Leveraged Credit Composite	2%	25%
Alternative Credit Composite	7%	19%

Note: Private equity for this presentation excludes growth equity (including impact) and core investments, except where the context otherwise requires. See Appendix for endnotes explaining composition of the portfolios, funds and composites presented on this page and for other important information. Past performance is no guarantee of future results.

(1) Private Equity Flagship Funds refers to Americas Fund XII, European Fund IV and Asian Fund III, which represent the most recently raised flagship private equity funds within each of KKR's major geographic regions that have been investing for at least two years.

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 Segment Detail

Asset Management Segment – Private Markets

- **AUM:** Increased 20% quarter-over-quarter and 56% year-over-year to $178 billion with new capital raised of $7 billion in the quarter and $31 billion for the LTM period
  - Asia IV's final close in 1Q brought the total fund size to $15 billion, the largest Asia PE fund ever raised
  - New Capital Raised during 1Q included activity across several real estate strategies and health care growth
- **Realizations:** Carried Interest in 1Q driven primarily by Internet Brands, BridgeBio and Academy Sports
- **Capital Invested:** $4 billion in the quarter and $22 billion for the LTM period. For the quarter, invested capital primarily driven by private equity in the US and Asia, as well as real estate investments across multiple funds
- **Appreciation:** Driven by strong performance in both public and private holdings, the Private Equity Portfolio appreciated 56% over the LTM period, with the Private Equity Flagship Funds up 79%

($ in thousands)	1Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Management Fees	$ 221,075	$ 286,967	$ 834,614	$ 1,042,499
Transaction Fees	16,868	37,381	339,345	419,372
Monitoring Fees	31,149	35,388	111,787	132,146
Fee Credits	(30,001)	(50,307)	(312,791)	(398,665)
Fee Related Performance Revenues	1,137	1,552	2,778	5,212
Fee Related Revenues	**$ 240,228**	**$ 310,981**	**$ 975,733**	**$ 1,200,564**
Carried Interest	$ 325,691	$ 165,142	$ 1,041,384	$ 846,015
Incentive Fees	-	1,276	-	10,577
Realized Performance Income	**$ 325,691**	**$ 166,418**	**$ 1,041,384**	**$ 856,592**
Operating Metrics:				
Assets Under Management	$ 114,112,000	$ 177,731,100	$ 114,112,000	$ 177,731,100
Fee Paying Assets Under Management	$ 77,566,400	$ 109,033,100	$ 77,566,400	$ 109,033,100
Capital Invested	$ 1,434,000	$ 3,996,000	$ 12,290,800	$ 21,769,000
Uncalled Commitments	$ 48,918,100	$ 58,919,100	$ 48,918,100	$ 58,919,100

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 AUM: Increased 84% quarter-over-quarter and 104% year-over-year to $190 billion with new capital raised of $7 billion in the quarter and $20 billion for the LTM periodThe Global Atlantic acquisition added $85 billion to credit AUMNew capital raised during the quarter was driven primarily by originations at Global Atlantic and CLO issuances in the U.S. and Europe in addition to capital raised across several leveraged credit and private credit vehiclesCapital Invested: $3 billion in the quarter and $10 billion for the LTM period. For the quarter, capital invested led primarily by direct lending, with additional investments across private credit and dislocation strategiesAppreciation: The Leveraged Credit Composite appreciated 25% in the LTM period, with the Alternative Credit Composite up 19%  Asset Management Segment − Public Markets

 Transaction Fees: Totaled $112 million in the quarter and $532 million over the LTM periodFor the LTM period, fees were diversified across transaction types and geographies, with 44% coming from North America, 37% from Europe and 19% from Asia  Asset Management Segment − Capital Markets  Realizations: Realized Investment Income of $461 million in the quarter and $961 million over the LTM periodRealizations in the quarter primarily driven by activity involving FanDuel and BridgeBioBalance Sheet Investment Return: Strong performance of balance sheet investments, up 52% over the LTM period and 12% in the quarterEmbedded Gains: $5.6 billion of embedded gains on the balance sheet at quarter end  Asset Management Segment − Principal Activities

 Note: KKR’s 1Q’21 results only include the results of Global Atlantic for the two months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms.    Net Investment Income: Net Investment Income of $446 million in the quarter was driven primarily by earnings from assets under managementGrowth in assets under management was primarily driven by net inflows from the individual markets channel and new block, flow, and reinsurance transactions in the institutional channel Net Cost of Insurance: Net Cost of Insurance totaled $250 million in the quarter, driven primarily by stable liability performance across inforce and new business  Insurance Segment

 Book Value Per Adjusted Share: Increased 56% year-over-year and 12% since 4Q’20 driven primarily by strong investment performanceCash and Investments: $20 billion as of quarter endGlobal Atlantic Book Value: Reflects our 61% economic ownership   Book Value  Book Value Per Adjusted Share  Note: Percentage economic ownership of Global Atlantic is subject to pending post-closing purchase price adjustment. See Appendix for GAAP reconciliations, endnotes and other important information.

 Investments Detail  Investment Holdings by Asset Class  Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information.

 Capital Detail

Strategic Investor Partnership and Perpetual Capital

Strategic Partnership & Perpetual Capital

($ in billions)



$156
$98
$55
$49
$42
$27
$22
$23
$22
$18
$10
$11
$21
$23
$27
$33
$35
2015
2016
2017
2018
2019
2020
1Q'21
Long-Dated Strategic Investor Partnerships
Perpetual Capital
Global Atlantic (Perpetual)

Duration of Capital



42% of AUM
is perpetual capital or long-dated
13%
33%
44%
10%
87% of AUM
with a duration of at least 8+ years at inception
Perpetual Capital
Long-Dated Strategic Investor Partnerships
8+ Year Duration at Inception
Capital Subject to Periodic Redemption

Note: Perpetual capital is defined as capital of indefinite duration, which may be withdrawn under certain conditions. See Appendix for endnotes about its definition and other important information.

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 Assets Under Management Rollforward  Includes $3,729 million of redemptions by fund investors in Public Markets.Includes $13,282 million of redemptions by fund investors in Public Markets.

 Fee Paying Assets Under Management Rollforward  Includes $2,131 million of redemptions by fund investors in Public Markets.Includes net changes in fee base of certain Private Markets funds of $2,464 million. Includes $8,196 million of redemptions by fund investors in Public Markets.

 Supplemental Information

 Investment Vehicle Summary  The “Invested” and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

 Investment Vehicle Summary (cont’d)  The “Invested” and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.Open ended fund.Represents unallocated commitments from our strategic investor partnerships.

 Investment Vehicle Summary (cont’d)  The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.Represents unallocated commitments from our strategic investor partnerships.

Stock Summary

From December 31, 2020 through April 30, 2021, KKR used a total of approximately $181 million to repurchase 1.6 million shares in the open market and to retire equity awards representing 2.4 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $45.25 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	53.9
Reduction of Shares for Retired Equity Awards[2]	21.5
Total Repurchased Shares and Retired Equity Awards	**75.4**
Total Capital Used	$1,538
Average Price Paid Per Share	$20.40
Remaining Availability under Current Share Repurchase Plan	$280

Adjusted Shares	2Q'20	3Q'20	4Q'20	1Q'21
Common Stock	559,140,869	566,334,746	572,893,738	578,269,039
KKR Holdings Units and Other Exchangeable Securities[3]	285,978,495	278,781,478	275,626,493	274,590,201
Common Stock - Series C Mandatory Convertible Preferred Stock[4]	-	32,760,434	29,092,933	26,822,600
Adjusted Shares[5]	**845,119,364**	**877,876,658**	**877,613,164**	**879,681,840**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through April 30, 2021.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Shares that may be issued by KKR & Co. Inc. upon exchange of KKR Holdings units and other securities that are exchangeable for KKR common stock.
(4) Assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of KKR & Co. Inc. common stock for the periods presented.
(5) Amounts exclude unvested shares granted under the equity incentive plans.

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 Dividends  The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained.Common StockA dividend of $0.145 per share of common stock has been declared for the first quarter of 2021, which will be paid on June 1, 2021 to holders of record of common stock as of the close of business on May 17, 2021. Series A Preferred StockA dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on June 15, 2021 to holders of record of Series A Preferred Stock as of the close of business on June 1, 2021. Series B Preferred StockA dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on June 15, 2021 to holders of record of Series B Preferred Stock as of the close of business on June 1, 2021. Series C Mandatory Convertible Preferred StockA dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on June 15, 2021 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on June 1, 2021. 2061 Subordinated NotesIn the first quarter, KKR issued $500 million of 4.625% Subordinated Notes due 2061 through its finance subsidiaries. These notes are unsecured and subordinated obligations of KKR. The use of net proceeds from the offering, along with cash on hand, are intended to redeem one or more of the series of outstanding Series A and B Preferred Stock as discussed below. Any remaining net proceeds will be used for general corporate purposes.Preferred Stock RedemptionsKKR will be providing notice to holders of its outstanding Series A Preferred Stock that it has elected to redeem in full such series of preferred stock on June 15, 2021 at a redemption price per share equal to the $25.00 liquidation preference plus declared and unpaid dividends, if any. When permitted on or after July 17, 2021, KKR also intends to provide notice to holders of its outstanding Series B Preferred Stock that it has elected to redeem in full such series of preferred stock on September 15, 2021 at a redemption price per share equal to the $25.00 liquidation preference plus declared and unpaid dividends, if any.  Other Corporate Information

 Appendix

 GAAP Condensed Consolidated Income Statement (Unaudited)

 GAAP Condensed Consolidated Balance Sheet (Unaudited)

 Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

 Reconciliation of GAAP to Non-GAAP Measures (Unaudited)  Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding but previously unallocated units of KKR Holdings.

 Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

 Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

 KKR’s First Quarter 2021 Segment Earnings – Detailed View  Note: KKR’s 1Q’21 and 1Q’21 LTM results only include the results of Global Atlantic for the two months beginning on February 1, 2021.

Important Information – Endnotes

Notes to page 3 – KKR's First Quarter 2021 Segment Earnings

- Income taxes paid includes $57.3 million paid during 1Q'21 related to an investment for which the realization of investment income will not occur until a future period.
- The amount of tax benefit from equity-based compensation for 1Q'21 and 1Q'20 was $43.0 million and $11.9 million, respectively, and its inclusion in After-tax Distributable Earnings had the effect of increasing this metric by 7% and 3%, respectively.

Notes to pages 5 and 16 – Assets Under Management and Strategic Investor Partnership and Perpetual Capital

- Perpetual Capital refers to a component of AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor's fund investment or to terminate a client's investment management agreement with KKR.

Notes to page 6 – Additional Capital Detail

- KKR's portion of Uncalled Commitments to its investment funds includes $5.2 billion and $0.7 billion to its Private Markets and Public Markets business lines, respectively.

Notes to page 7 – Fund Investment Performance

- Private Equity Portfolio refers to the portfolio of investments held by all KKR's private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR's growth equity (including impact) funds or core investments.
- Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR's flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II and KKR Real Estate Partners Europe. These two funds were previously reported as the current flagship funds in this strategy, which had combined investment returns of 6% and 16% on a quarterly and LTM basis, respectively, as of 1Q'21. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds.
- Infrastructure Portfolio refers to the portfolio of investments held by KKR's flagship core plus infrastructure equity funds that have been investing for at least two years, including KKR Global Infrastructure III, which had investment returns of 6% and 12% on a quarterly and LTM basis, respectively, as of 1Q'21. This portfolio does not include investments from KKR's core infrastructure fund.
- The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR's U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit.
- The Alternative Credit Composite refers to the composite of investment returns across KKR's flagship investment funds that have called capital from their investors in KKR's special situations, dislocation and private credit strategies, including direct lending, mezzanine and private opportunistic credit funds.
- For a list of our carry paying funds, see the Investment Vehicle Summary on pages 20 to 22. See also "Important Information – Other Legal Disclosures" regarding past performance and investment returns.

Notes to page 12 – Insurance Segment

- Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR.
- Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned.

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Notes to page 13 – Book ValueAssuming for the 2021 year that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of March 31, 2021 would have been reduced by approximately $2.12 per adjusted share, compared to our reported book value of $25.84 per adjusted share on such date.Notes to page 14 – Investments DetailInvestments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds and Global Atlantic’s insurance companies. Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and private & opportunistic credit appear in these other asset classes.Significant Investments include the top five investments based on their fair values as of March 31, 2021. Significant Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, and (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments. Accordingly, this list of Significant Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 14 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.  Important Information − Endnotes (cont’d)

 Important Information – Non-GAAP and Other Measures  Non-GAAP and Segment MeasuresThe key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's businesses. They include certain financial measures that are calculated and presented using methodologies other than in accordance with GAAP. These non-GAAP measures, including after-tax distributable earnings (or DE), distributable operating earnings, fee related earnings (or FRE), total asset management segment revenues and book value are presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP" section of this Appendix. We also caution readers that these non-GAAP measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After-tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Series A and B Preferred Stock dividends, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. Income Taxes Paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all units in KKR Holdings L.P. and other exchangeable securities were exchanged for common stock of KKR & Co. Inc. Income Taxes Paid includes amounts paid pursuant to the tax receivable agreement and the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

 Important Information – Non-GAAP and Other Measures (cont’d)  Non-GAAP and Segment Measures (cont’d)Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages and (ii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and B Preferred Stock. KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax.Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings is presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc., KKR Holdings L.P. and other exchangeable securities, and the consolidation of the investment funds, vehicles and accounts that KKR advises, manages or sponsors (including collateralized financing entities). Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments, which are comprised of the following:Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized performance income compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings.Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings eliminate the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity-based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

 Important Information – Non-GAAP and Other Measures (cont’d)  Non-GAAP and Segment Measures (cont’d)Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses.Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account.Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues.Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses.Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment.Other Measures and TermsAdjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and other exchangeable securities and the number of shares of common stock assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share.Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and the Global Atlantic insurance companies; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of KKR's strategic BDC partnership; and (vii) the fair value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

 Important Information – Non-GAAP and Other Measures (cont’d)  Other Measures and Terms (cont’d)Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. See also Syndicated Capital. Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

 Important Information – Other Legal Disclosures  WebsiteFrom time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.KKR EntitiesAny discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance subsidiary. Past Performance and Investment ReturnsPast performance is no guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.Estimates and AssumptionsTarget, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

 Important Information – Other Legal Disclosures (cont’d)  Forward Looking StatementsThis presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s investments; operation of Global Atlantic following the closing of KKR’s acquisition of Global Atlantic; the Global Atlantic acquisition’s effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic acquisition and other acquisitions, reorganizations or strategic partnerships.These forward-looking statements are based on KKR’s (including Global Atlantic’s) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements.The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; changes in Global Atlantic’s business; distraction of KKR’s or Global Atlantic’s management or other diversion of resources within each company caused by the Global Atlantic acquisition; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic acquisition), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; KKR’s and Global Atlantic’s compliance with laws applicable to their respective businesses; changes to Global Atlantic as a consolidated subsidiary of KKR; ability of KKR to manage Global Atlantic’s investments; KKR’s control of Global Atlantic; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s or Global Atlantic’s business; outcome of KKR’s or Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition.These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10‐K for the year ended December 31, 2020, filed with the SEC on February 19, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR (including Global Atlantic) does not undertake any obligation to update any forward looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.